                              EMPLOYMENT AGREEMENT

                                       FOR

                               WILLIAM BLASKIEWICZ



             This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of September 1, 2001, by and between OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Employer"), and WILLIAM BLASKIEWICZ, of Wethersfield, Connecticut (the "Employee").

             WHEREAS, the Employer considers the establishment, maintenance and continuity of qualified management to be essential to protecting and enhancing its best interests and the best interests of its shareholders;

             WHEREAS, the Employer has determined that it is in its best interest to enter into employment agreements with key management and executive personnel to enable the Employer to attract and retain qualified management and to set forth the Employer and Employee's agreements in the event of a severance of the employment; and

             WHEREAS, the Employer desires to employ the Employee as its Chief Financial Officer ("CFO"), and the Employee desires to render such services, each on the terms and conditions set forth below;

             WHEREAS, as consideration for the restrictive covenant below, Employee acknowledges he has received pay increases and other benefits in contemplation of such a covenant.

             NOW, THEREFORE, it is AGREED as follows:

             1.  EMPLOYMENT.
                 ----------

                    The Employer hereby employs the Employee as its CFO and the Employee hereby accepts employment upon the terms and conditions set forth below.

             2.  SCOPE OF EMPLOYMENT.
                 ----- -- ----------

                                                                            1.

                    (a) The Employee is hereby employed as CFO of the Employer, which such employment shall commence as of September 1, 2001 (the "Commencement Date") and which shall continue until termination by the Employer or the Employee. In his capacity as CFO, the Employee shall render financial, executive, policy and other management services to the Employer of the type customarily performed by persons serving in such capacity. The Employee shall also perform such other duties as the Board of Directors of the Employer may from time to time reasonably direct.

                    (b) The Employee shall maintain regular hours at the offices of the Employer in Waterbury, Connecticut, or such other Connecticut office(s) as the Employer shall from time to time designate, provided the Employee agrees to move to such other office. The Employee shall comply with all reasonable rules, regulations and overall policies established by the Employer including, but not limited to, the fulfillment of any continuing education requirements of those professional societies of which the Employee is an active member.

                    (c) During the term of employment hereunder, the Employee shall devote his full professional time and his best efforts to the business and affairs of the Employer and shall not engage in any outside business activities, except as may otherwise be agreed to by the Board of Directors of the Employer.

                    (d) During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee, unless the parties otherwise agree in writing.

             3.  COMPENSATION.
                 ------------

                    (a) Base Salary. The Employer shall pay the Employee, during the term of this Agreement, a base salary at an annual rate of One Hundred Forty-five Thousand Dollars ($145,000) (the "Base Salary"). Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits (including those described below) shall not reduce the Base Salary payable to the Employee. The Base Salary shall be payable not less frequently than semimonthly.

                                                                             2.

                    (b) Discretionary Bonuses. During the term of this Agreement, the Employee shall be entitled to participate in such discretionary bonuses as may be authorized, declared, and paid by the Employer to its employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Employer.

                    (c) Car Allowance. During the term of this Agreement, Employee shall be entitled to a car allowance of Five Hundred Dollars ($500) per month.

             4.  BENEFITS; VACATIONS AND SEMINARS; SICK LEAVE.
                 --------- --------- --- --------- ---- -----

                    (a) Benefit Programs and Expenses.
                        ------- -------- --- --------

                           (1)  The Employer shall provide the Employee with
the benefit of its health insurance plans and such other benefits as the Employer may establish from time to time for the benefit of its full-time key management personnel. Employee shall be entitled to participate, at his expense, in the Employer's executive disability program.

                           (2)  The Employer shall reimburse the Employee for
the cost of pursuing post-graduate business or financial studies and/or acquiring additional professional qualifications approved by the Employer.

                           (3)  The Employer shall pay the cost to the Employee
of attending professional meetings or conventions, etc., as previously approved by the Employer.

                           (4)  The Employer shall pay for the Employee's dues
for membership in any professional, social or civic organization approved by the Employer.

                           (5)  In the event the Employee is terminated without
cause by Employer, Employee shall be entitled to immediate vesting of those stock options issued to Employee prior to September 1, 2001, by Employer.

                    (b)  Vacations and Seminars.
                         --------- --- --------

                           (1)  The Employee shall be entitled to a paid
vacation of four (4) work weeks per calendar year, or prorata for a portion of a calendar year. The time of said vacation shall be determined by mutual consent of the parties hereto, provided, however, that any vacation absence exceeding two (2) consecutive work weeks shall be subject to the prior approval of the Employer. Unused days of vacation may not be carried over from year to year.

                           (2)  In addition to the Employee's permitted
vacation leave, the Employee shall be allowed a maximum of one (1) paid work week "seminar leave" in each calendar year, or prorata for a portion of a calendar year, for the purpose of attending postgraduate instructional courses, examinations for additional professional qualifications, or professional conventions, meetings, etc., as speaker, exhibitor, discussant, or visitor. All absences for seminar leave shall be subject to prior approval by Employer. Seminar leave may not be carried over from year to year.

                    (c) Sick Leave. In the event that the Employee shall be absent due to illness or injury, his Base Salary shall continue for a period not exceeding one (1) day for each month of active employment with the Employer prior to the date of said illness or injury, up to an annual maximum of twelve
(12) days, plus any unused vacation time. Absences in excess of the number of days so determined shall be without pay. Sick leave may not be carried over to a succeeding year.

             5.  TERMINATION OF EMPLOYMENT.
                 ----------- -- ----------

                    (a)  Termination by Employer for Cause.
                         ----------- -- -------- --- -----

                           (1)  The Employer may at any time terminate the
Employee's employment with the Employer for cause or without cause. In the event of a termination for cause, the Employee shall have no right to receive compensation or other benefits for any period after termination for cause. In the event Employer requires Employee to relocate permanently outside of Connecticut or breaches the provisions of Paragraphs 2(a) and (d), such requirement or breach shall be deemed a termination by Employer without cause, thereby entitling Employee the severance benefits of Paragraph 5(b).

                           (2) The  term  "for  cause"  shall  mean  (i) the
Employee's material breach of this Agreement; (ii) the Employee's continued and deliberate neglect, or willful misconduct in the performance of, or refusal to perform, the Employee's duties hereunder;




                                                                              4.

(iii) the Employee's failure to adhere to any written Employer policy; (iv) the determination by the Board of Directors that the Employee has committed an act or acts constituting a felony or other act involving dishonesty or disloyalty to the Employer or fraud; (v) the determination by the Board of Directors that the Employee has engaged in misconduct that causes or is likely to cause a material financial injury to the Employer or any of its affiliates, including, without limitation, Employee's embezzlement of the funds of the Employer or any of its affiliates or theft of the property of the Employer or any of its affiliates or fraud against the Employer or any of its affiliates, or any of their customers or providers; or (vi) the Employee's conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. In the event that the Employer has grounds to terminate Employee for cause pursuant to subparagraphs 5(a)(2)(i), (ii) or (iii) above, to the extent such breach is curable, Employer shall give Employee written notice of its intent to terminate Employee's employment for cause pursuant to such subsections, setting forth the grounds for termination, and Employee shall have thirty (30) days after the date of his receipt of such notice in which to cure such cause for termination to the satisfaction of the Board of Directors.

                    (3) The Employer's Board of Directors shall determine whether a termination "for cause" has occurred. Any decision by the Employer to terminate the Employee's employment for cause shall be binding and conclusive.

                    (4) In the event of termination of employment for cause, Employee shall receive no further benefit or compensation of any kind after the termination date except as required by applicable law.

             (b)      Termination by Employer Without Cause.
                      ----------- -- -------- ------- -----

(1) Subject to paragraph (d) of this Section 5, in the event that Employer terminates Employee's employment without cause, the Employee shall be paid the following:



                                                                             5.

                           (A)  his Base Salary, prorated to the date of such
termination, and such bonuses allocable to the annual period prior to the date of termination, when and in such amounts as declared by the Board of Directors of the Employer;

                           (B)  for the twelve-month period beginning on the
date of termination (the "Severance Period"), a severance benefit in an amount equal to Employee's Base Salary, payable at Employer's election in the same manner as Base Salary was paid during Employee's employment or in a lump sum payment, in either case net of all applicable taxes and withholdings; provided, however, that the amounts payable under this subparagraph (B) shall be subject to the delivery of the Release, as described in paragraph (d) of this Section 5 and shall commence on the Release Effective Date, as defined in the form of Release; and

                           (C)  any benefits which are required to be continued
during the Severance Period under COBRA.

                    (2) None of the provisions of this paragraph 5(b) shall apply in the case of any voluntary termination of employment by the Employee or in the cause of termination by Employer for cause.

              (c)  Voluntary Termination by Employee.
              ---  --------- ----------- -- --------

                 (1) The Employee may terminate his employment for any reason upon ninety (90) days' prior written notice to that effect delivered to the Employer. The Employee agrees that if he terminates his employment with the Employer under this paragraph (c), he shall devote his full professional time and best efforts to the business and affairs of the Employer during such ninety
(90) day period; and the Employer agrees to continue to pay the Employee his Base Salary and any declared bonuses until the close of such period; provided however, that if the Employee fails to devote his full professional time and best efforts to the business and affairs of the Employer during such ninety-day period, the Employer shall not be obligated to make any further payments under any provision of this Agreement other than to make payments to the Employee of the Base Salary accrued prior to the Employee's breach of his commitment under this paragraph (c) and such bonuses




                                                                              6.

allocable to the annual period prior to the date of such breach, when and in such amounts as are declared by the Board of Directors of the Employer. In the event of such breach, the Employer shall have the right to pursue all other remedies available at law or in equity. Notwithstanding anything to the contrary in the foregoing, nothing in this paragraph (c) is intended to modify the Employee's obligations pursuant to Sections 9, 10 and 11 of this Agreement.

                   (2) In the event of voluntary termination by the Employee, Employee shall receive no further benefit or compensation of any kind after the termination date except as required by applicable law.

              (d) Release. Employee agrees that all payments under this Section 5 are subject to Employee's delivery to Employer of an executed release and waiver of claims in the form attached hereto as Exhibit A (the "Release"), and to the occurrence of the Release Effective Date as defined in the form of Release.

              (e) Regardless of the reason for Employee's termination of employment, Employee shall be entitled, both prior to and after any such termination, to the maximum benefit of the indemnities provided and permitted by Delaware law for officers and/or directors. Employer shall maintain for the benefit of Employee, during the term of this Agreement and for the period of the statute of limitations after the termination of employment hereunder, directors and officers insurance substantially in the form and substance presently maintained by the Employer and shall be wholly responsible for any deductible amount of such insurance. This Paragraph 5(e) shall survive the termination of this Agreement.

             6.  PAYMENTS IN THE EVENT OF DEATH.
                 -------- -- --- ----- -- ------

                    Upon the death of the Employee, the Employee's Base Salary, prorated to the date of his death, and such bonuses allocable to the annual period prior to the date of death, when and in such amounts as declared by the Board of Directors of the Employer, shall be paid to his named beneficiary, or if there be none then living, to the Employee's estate.

                                                                            7.

             7.  CONSENT TO INSURANCE PROCEDURES.
                 ------- -- --------- ----------

                    The Employee agrees that the Employer may from time to time apply for and take out in its own name and at its own expense such life, health, accident or other insurance upon the Employee, as the Employer may deem necessary or advisable to protect its interests hereunder. The Employee agrees to submit to any medical or other examination necessary for such purpose and to assist and cooperate with the Employer in procuring such insurance. The Employee agrees that Employee shall have no right, title or interest in and to such insurance whether presently existing or hereafter procured.

             8.  NONDISCLOSURE.
                 -------------

                    The Employee shall not, during the term of this Agreement, or thereafter, without the express written permission of the Employer: (a) disclose to any person, or permit any person to have access to, any information or knowledge whatsoever relating to the Employer, or to any successor entity thereto or its affiliates, business or affairs, obtained by the Employee while in the employ of the Employer, whether prepared by the Employee or others, to the extent such information or knowledge constitutes Confidential Information as defined below: (b) use any such Confidential Information except for the Employer's benefit, or (c) copy any papers, charts, documents or other records or remove them from the Employer's property, except as may be necessary in the performance of the Employee's duties hereunder. For purposes of this Agreement, the term "Confidential Information" shall include all patient information and charts, information regarding referring physicians and optometrists, hospital arrangements, suppliers and supplies, vendors, and other companies and individuals with whom the Employer has business relationships, any financial or budgetary records, and all other information and knowledge, rules, regulations and policies of the Employer, unless such information (1) was already known to the Employee at the time of Employee's receipt thereof and the Employee can demonstrate such knowledge by Employee's written records; (2) is or becomes publicly known through no act of the Employee; or (3) is approved for release by written authorization of the Employer.

                                                                             8.

             9.  COVENANTS NOT TO COMPETE.
                 --------- --- -- -------

                    (a) During the term of Employee's employment by the Employer and for a period of eighteen (18) months immediately following the termination of such employment (such period to be extended to include any period of violation or period of time required for litigation to enforce this covenant) (the "Non-Competition Period"), the Employee shall not engage in a business competitive to the several businesses Employer, its subsidiaries and affiliates are engaged in and shall not, without the prior written consent of the Employer, render services directly or indirectly to any Conflicting Organization as defined below, except that employment may be accepted with a Conflicting Organization whose business is diversified and which, as to part of its business, is not a Conflicting Organization; provided, that the Employer, prior to the acceptance of such employment, shall receive from such Conflicting Organization and from the Employee written assurances satisfactory to the Employer that the Employee will not render services directly or indirectly in connection with any Conflicting Product as defined below. The term "Conflicting Organization," as used herein, means any individual or organization who or which is engaged in researching, developing, marketing or selling a Conflicting Product. The term "Conflicting Product," as used herein, means any process or service of any individual or organization which competes, or would compete, with a product, process or service of the Employer, its subsidiaries and affiliates.

                    (b) The Employer's obligation to make payments to the Employee pursuant to Section 5(b)(1)(B) shall immediately cease upon the violation by the Employee of the covenants set forth in this Section 9.

             10.  ASSIGNMENT OF INVENTIONS.
                  ---------- -- ----------

                    The Employee hereby assigns, and will promptly disclose and assign, to the Employer exclusively, all inventions, discoveries, improvements, devices, tools, machines, apparatuses, appliances, designs, practices, processes, methods, formulae, products, trade secrets and the like (hereinafter collectively called "inventions"), whether or not patentable, which are directly or indirectly useful in or related to either Employer's business or to that



                                                                            9.

of any of its subsidiaries and affiliates, which the Employee shall make, originate, conceive or reduce to practice, either solely or jointly with others, during the term of the Employee's employment by the Employer or any of its subsidiaries and affiliates. The Employee further agrees that during and after the term of this Agreement, without charge to the Employer, the Employee will execute, acknowledge and deliver any and all papers and take any other reasonable actions necessary or helpful for the Employer to obtain patents for its own benefit on said inventions in any and all countries or to otherwise protect and secure the Employer's interests in said inventions; said patents, applications for patents and inventions to remain the property of the Employer whether patented or not.

             11.  REMEDIES FOR BREACH.
                  -------- --- ------

                    In the event of Employee's breach or threatened breach of any provision of Section 8, 9 or 10 hereof, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for breach of said sections, or to enforce the specific covenants therein, or to obtain an injunction restraining the Employee from the continuation of such breach. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to it, including the recovery of damages from the Employee.

             12.  AMENDMENTS OR ADDITIONS.
                  ---------- -- ---------

                     No amendments or additions to this Agreement shall be binding unless in writing and signed by all of the parties hereto.

             13.  BINDING AGREEMENT.
                  ------- ---------

                    This Agreement shall be legally binding upon and inure to the benefit of the Employer's successors and assigns and Employee, his heirs, and legal representatives.

             14.  SECTION HEADINGS.
                  ------- --------

                    The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                                                                           10.

             15.  SEVERABILITY.
                  ------------

                    In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

             16.  GOVERNING LAW.
                  --------- ---

                    This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.

             17.  COUNTERPARTS.
                  ------------

                    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.


                                                                           11.

             18.  PRIOR AGREEMENTS SUPERSEDED.
                  ----- ---------- ----------

                    Any prior agreement between the parties relating to the employment by the Employer of the Employee, whether written or oral, is hereby replaced and superseded by this Agreement and shall be of no further force or effect after the date hereof.

                                    Employer:

                                    OPTICARE HEALTH SYSTEMS, INC.



ATTEST:___________________          By:  /s/ Dean J. Yimoyines
                                         ----------------------------------
                                         DEAN J. YIMOYINES, President


                                    Employee:


                                    /s/ William Blaskiewicz
                                    -----------------------------------
                                    WILLIAM BLASKIEWICZ


                                                                            12.

                                    Exhibit A


                                     RELEASE


         This Agreement (the "Release") is made as of this __, day of _______, 200_ by and between William Blaskiewicz of Wethersfield, Connecticut ("Employee") and OPTICARE HEALTH SYSTEMS, INC., a Connecticut corporation ("OPTICARE").

         WHEREAS, OPTICARE and Employee entered into a certain employment agreement dated as of September 1, 2001 (the "Employment Agreement"), pursuant to which OPTICARE and Employee have agreed to certain terms to take effect upon the termination of Employee's employment, including without limitation the delivery by Employee of this Release and the payment of certain compensation therefore by OPTICARE commencing on the effective date of this Release; and

         WHEREAS, Employee's employment has been terminated pursuant to the Employment Agreement, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee desires to provide the agreed Release to the Company effective the Release Effective Date (as defined):

         NOW THEREFORE, Employee and the Company agree as follows:

         1. Except for the compensation and payments to be made to Employee upon termination of employment pursuant to and in accordance Paragraph 5 of the Employment Agreement and except for the indemnity and rights to insurance coverage in accordance with Paragraph 5(e),upon and after the Release Effective Date (as defined below), William Blaskiewicz, together with his heirs, administrators, executors, successors, assigns, and agents and any party capable of acting through or under him (the "Releasor"), for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, does hereby forever release and discharge OPTICARE HEALTH SYSTEMS, INC., a Connecticut



                                                                            13.

corporation, each of its past and present affiliates, subsidiaries, members, shareholders, partners, directors, officers, managers, employees, agents, counsel, associates, servants, independent contractors, insurers, representatives and each of the respective successors, heirs, beneficiaries, devisees or assigns of each and every of the foregoing persons (each, a "Releasee"; collectively, the "Releasees") of and from any and all claims, demands, obligations, liabilities, causes of action, damages, costs, losses and expenses of every kind and nature including without limitation those arising under or in connection with the Employment Agreement, Employee's employment by OPTICARE, or arising under the Age Discrimination in Employment Act of 1967, as amended or any other federal, state or municipal statute, ordinance or the common law relating to employment or employment discrimination, and irrespective of how, why or by reason of what facts, whether heretofore or now existing or hereafter discovered, or which could, might or may be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, which the Releasor, directly or indirectly, ever had, now has or which may result from the existing or past state of things, from the beginning of the world through the Release Effective Date (as defined below).

         2. This Release shall be immediately effective upon execution except as such effective date is required to be extended on account of any necessary waiting period under applicable law to the extent required thereby (the "Release Effective Date").

         3. If any term or provision of this Agreement or the interpretation or application of any term or provision is held to be unenforceable, illegal or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term and provision shall be valid and be enforced to the fullest extent permitted by law.

         4. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and the permitted successors and assigns of each of them, and shall inure to the benefit of each of the Releasees and each their respective successors, heirs and assignees.

                                                                            14.

         IN WITNESS WHEREOF, the Releasor has executed this Release on the _____ day of ___________, 200_.

                                          ----------------------------------
                                          William Blaskiewicz


STATE OF CONNECTICUT       )
                           )  ss.  Town of ___________     __________ ___, 200_
COUNTY OF ______________   )

         Personally appeared ______________________, signer and sealer of the foregoing instrument, and executed the foregoing instrument and acknowledged the same to be his free act and deed, before me.

                                -------------------------------------
                                Commissioner of the Superior Court/Notary Public My Commission Expires: ___________________




Agreed:

OPTICARE HEALTH SYSTEMS, INC.



BY:_________________________________________

Its:__________________________